Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Ingredion Incorporated:
We consent to the incorporation by reference in the registration statements (Nos. 333-33100, 333-43479, 333-43525, 333-71573, 333-75844, 333-105660, 333-1133746, 333-129498, 333-143516, 333-160612, 333-171310, 333-208668, 333-235579, 333-256553, 333-272206) on Form S-8 and (No. 333-267629) on Form S-3 of our reports dated February 20, 2025, with respect to the consolidated financial statements of Ingredion Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
February 20, 2025